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                                                                Exhibit 10.11(b)

                             CONTRIBUTION AGREEMENT


                   THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the _____ day of _________, 1999 by and among Charter Communications, Inc., a Delaware corporation (the "Member"), and Charter Communications Holding Company, LLC, a Delaware limited liability company (the "Company").

                                    RECITALS

         A. Immediately prior to the consummation of the transactions contemplated hereby, the Member will issue and sell through an underwritten public offering of up to 195.5 million shares of the Member's Class A common stock (the "IPO").

         B. The Member wishes to contribute to the Company 100% of the net proceeds (in the form of cash or assets acquired utilizing such cash) of the IPO, after deducting underwriting discounts, to the Company, and in consideration of such contribution, the Company wishes to issue and sell to the Member Class B common membership units of the Company ("Common Units").

         C. The Member and the Company have entered into that certain Assignment and Contribution Agreement, dated as of October 11, 1999, pursuant to which (i) the Company assigned its rights to purchase certain assets (the "Assets") to the Member and (ii) the Member agreed to (a) retain $365,000,000 of the net proceeds of the IPO to acquire the Assets and (b) to contribute the Assets to the Company along with any remaining portion of such $365,000,000 in IPO proceeds (the "Remaining Proceeds").

                   NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Initial Contribution. Subject to the terms and conditions of this
Agreement, the Member hereby contributes to the Company $     and reiterates its
prior commitment to contribute to the Company the Assets and the Remaining Proceeds in consideration of the Company's issuance and sale to the Member of 170 million Common Units (the "Initial Contribution").

         2. Optional Contribution. Subject to the terms and conditions of this Agreement and only in the event that the underwriters of the IPO exercise, in whole or in part, their option to purchase up to an additional 25.5 million shares (the "Option
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Shares") of the Member's Class A common stock, the Member hereby contributes to the Company 100% of the net proceeds (after deducting underwriting discounts and estimated offering expenses) of such purchase (the "Optional Contribution").

         3. Issuance of Common Units. Subject to the terms and conditions of this Agreement, (a) the Company hereby issues and sells to the Member 170 million Common Units in consideration of the Member's Initial Contribution and
(b) in the event the Member makes the Optional Contribution, the Company hereby issues and sells to the Member the number of Common Units equal to the number of Option Shares issued by the Member.

         4. Effective Date. This Agreement shall become effective only upon the closing of the IPO as contemplated by the Member's Registration Statement on Form S-1 filed with the Securities and Exchange Commission. If such event does not occur for any reason, or has not occurred by January 1, 2000, this Agreement shall be of no force or effect and none of the parties hereto shall have any rights, obligations or liabilities under or arising out of this Agreement.

         5. Amendments. This Agreement cannot be amended, waived, or terminated except by a writing signed by all parties.

         6. Counterparts. This Agreement may be executed in two or more separately executed counterparts, which may include faxed signature pages, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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                   IN WITNESS WHEREOF, the parties hereto have caused this
Contribution Agreement to be duly executed and delivered as of the date first above written and effective as of the Effective Date.


                                     CHARTER COMMUNICATIONS, INC.,
                                     a Delaware corporation


                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                     CHARTER COMMUNICATIONS HOLDING
                                     COMPANY, LLC, a Delaware limited liability company


                                     By:
                                          -------------------------------------
                                          Name:
                                          Title: